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                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549
                                  -------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported) October 10, 2000.

                      Wilshire Real Estate Investment Inc.
               (Exact Name of Registrant as Specified in Charter)


         Maryland                   0-23911                 52-2081138
 (State or Other Jurisdiction       (Commission             (IRS Employer
     of Incorporation)              File Number)            Identification No.)

                   1631 SW Columbia Street, Portland, OR 97201
               (Address of principal executive offices) (Zip Code)

        Registrant's telephone number, including area code (503) 721-6500


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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         On October 10, 2000, Wilshire Real Estate Investment Inc. (the "Company") sold five retail buildings and an office complex/warehouse/distribution center, totaling 444,864 square feet, to Madrona Park II, LLC, an unaffiliated third party. The retail buildings are located in Salem, Milwaukie, Oak Grove, Tualatin and Gresham, all in the State of Oregon. The office complex/warehouse/distribution center is located in Wilsonville, Oregon. The properties were sold for approximately $28.8 million. The purchase price was determined through arms length negotiations between the Company and the buyer. As part of the sale, the buyer assumed debt of approximately $20.3 million.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(b)      PRO FORMA FINANCIAL INFORMATION.

         Pro forma financial information related to the sale of the properties listed in Item 2 is attached hereto and incorporated herein by reference, as
Exhibit 99.1.

(c)      EXHIBITS.

         The following exhibits are filed as part of this report:

         2.1      Real Estate Purchase and Sale Agreement dated July 28, 2000 by and among WREP 1998-1 LLC and Watumull Properties Corp.
         2.2      Real Estate Purchase and Sale Agreement dated July 28, 2000 by and among WREP 1998-1 LLC and Madrona Park L.L.C.
         2.3 Amendment to Real Estate Purchase and Sale Agreement dated October 6, 2000 by and among WREP 1998-1 LLC, Madrona Park LLC, Madrona Park II, LLC and Watumull G.I. Joes, LLC.
         99.1     Pro forma financial information.


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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, Wilshire Real Estate Investment Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  October 25, 2000

                                          WILSHIRE REAL ESTATE
                                           INVESTMENT INC.


                                          By: /S/ LAWRENCE A. MENDELSOHN
                                              --------------------------
                                              Lawrence A. Mendelsohn
                                              President


                                          By: /S/ CHRIS TASSOS
                                              --------------------------
                                              Chris Tassos
                                              Executive Vice President and Chief
                                              Financial Officer